UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2010

DineEquity, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 North Brand Boulevard Glendale, California		91203
(Address of Principal Executive Offices)		(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 24, 2010, DineEquity, Inc. (the “Company”) issued a press release announcing preliminary results of its previously announced offers to purchase for cash any and all of the outstanding principal amount of the Applebee’s Notes, the IHOP 2007-1 Notes and the IHOP 2007-3 Notes (each as defined below) and a related consent solicitation to waive certain provisions of the indenture and related documents governing the IHOP 2007-3 Notes:

•

(i) the Series 2007-1 Class A-2-II-A Fixed Rate Term Senior Notes due December 2037 and (ii) the Series 2007-1 Class A-2-II-X Fixed Rate Term Senior Notes due December 2037 (collectively, the “Applebee’s Notes”), each issued by Applebee’s Enterprises LLC, a Delaware limited liability company, Applebee’s IP LLC, a Delaware limited liability company, and certain other entities listed as co-issuers in the indenture governing the Applebee’s Notes; and

•

(i) the Series 2007-1 Fixed Rate Term Notes due March 2037 (the “IHOP 2007-1 Notes”) and (ii) the Series 2007-3 Notes due December 2037 (the “IHOP 2007-3 Notes”), each issued by IHOP Franchising, LLC, a Delaware limited liability company, and IHOP IP, LLC, a Delaware limited liability company.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is herein incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

99.1	Press release dated September 24, 2010, re Tender Offers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2010

DineEquity, Inc.

By:	/S/ JOHN F. TIERNEY
Name: John F. Tierney
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 24, 2010, re Tender Offers.